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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  MAY 25, 1999


                             BOSTON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)




         DELAWARE                       1-13087                   04-2473675
(State or other jurisdiction      (Commission File             (I.R.S. Employer
         of incorporation)             Number)               Identification No.)



                         800 BOYLSTON STREET, SUITE 400
                           BOSTON, MASSACHUSETTS 02199
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                  617-236-3300




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ITEM 5.   OTHER EVENTS.

         On May 25, 1999, Boston Properties, Inc. (the "Company") completed the offering of 4,000,000 shares (the "Shares") of common stock, par value $.01 per share, resulting in net proceeds to the Company, after anticipated issuance costs, of approximately $141.0 million. The offering of the Shares was made pursuant to a Prospectus Supplement dated May 20, 1999 relating to the Prospectus dated January 29, 1999 filed with the Company's shelf registration statement on Form S-3 (File No. 333-69375). Goldman, Sachs & Co. acted as sole underwriter.

         The net proceeds of the offering will be used to reduce indebtedness under the Company's line of credit to provide additional capacity to fund its current and anticipated development activities.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                  Not Applicable

         (b)      PRO FORMA FINANCIAL INFORMATION:

                  Not Applicable

         (c)      EXHIBITS:

EXHIBIT NO.

         1.       Underwriting Agreement dated as of May 20, 1999.

         5.       Opinion as to the legality of the Shares.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 25, 1999                                BOSTON PROPERTIES, INC.



                                                      /s/ David G. Gaw
                                                  ------------------------------
                                                  By:    David G. Gaw
                                                         Chief Financial Officer





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